INTELLIGENT DECISION SYSTEMS, INC.








                                    FORM S-8
                             REGISTRATION STATEMENT









                                Exhibit No. 23.1




             Consent of Wilber & Townshend, independent accountants

WILBER &
TOWNSHEND

A Professional Corporation                                    465 Baldwin Street
Certified Public Accountants                                  Jenison, MI  49428
PH:  615-457-4880
FX:  615-457-1114








                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the use of our names as experts as found in the "Experts" section on page 16 in the Form S-8 registration statement of Intelligent Decision Systems, Inc. which reads:

     Certain financial statements of Intelligent Decision Systems, Inc. are incorporated by reference in this Prospectus from the Company's Form 10-KSB for the fiscal year ended June 30, 1996 which have been audited by Wilber & Townshend, P.C., independent certified public accountants, as indicated in their report with respect thereto, and included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said report.

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, to be filed by Intelligent Decision Systems, Inc. of our auditors' report dated September 19, 1996 accompanying the financial statements of Intelligent Decision Systems, Inc. (formerly, Resource Finance Group, Ltd.), as of June 30, 1996 and 1995 which appears in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1996.


                             /s/  Wilber & Townshend


Jenison, MI
April 9, 1997















           Member: American Institute of Certified Public Accountants
              Michigan Association of Certified Public Accountants


                                       61